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                                                                  Exhibit 10.9.1


                           STOCK RESTRICTION AGREEMENT


         THIS STOCK RESTRICTION AGREEMENT ("Agreement") is made as of this 15th day of December, 2000, between Novirio Pharmaceuticals Limited, a corporation organized and existing in the Cayman Islands with a principal address c/o Walker Secretaries, Box 265, Walker House, George Town, Grand Cayman, Cayman Islands (the "Company"), and Paul A. Brooke, with a mailing address at 21 East 90th Street, #14AB, New York, New York 10128 (the "Consultant").

                                    RECITALS

         In connection with the services rendered by the Consultant on behalf of the Company pursuant to a Consulting Agreement entered into as of this same date, the Company desires to issue to the Consultant, and the Consultant desires to purchase from the Company, certain of the Company's Ordinary Shares, par value $.001 per share (the "Ordinary Shares"), upon the terms set forth herein.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

                                    SECTION 1

                                   DEFINITIONS

         1.1 Definitions. In addition to the other terms defined in this Agreement, the terms below shall have the following respective meanings:

         (a) "Board" means the Board of Directors of the Company.

         (b) "Person" means an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization and any government, governmental department or agency or political subdivision thereof.

         (c) "Sale of the Company" means a single transaction or series of related transactions, other than a public offering of securities, pursuant to which a Person or Persons other than the Company's existing shareholders (i) acquires shares or other securities of the Company possessing the voting power to elect a majority of the Board, (ii) consummates a merger, amalgamation or consolidation with the Company as a result of which the shareholders of the Company who own Ordinary Shares or other voting securities prior to such transaction(s) shall own, directly or indirectly, less than fifty percent (50%) of the voting securities of the surviving entity or its parent, or (iii) acquires all or substantially all of the Company's assets (determined on a consolidated basis with its subsidiaries).


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         (d) "Shares" means the Ordinary Shares issued to the Consultant pursuant to this Agreement.

                                    SECTION 2

                               PURCHASE OF SHARES

         2.1 Issuance. The Company hereby issues to the Consultant, and the Consultant hereby accepts from the Company, upon the terms and conditions set forth in this Agreement, Sixty Thousand (60,000) Shares in exchange for services to be rendered by the Consultant pursuant to a Consulting Agreement dated as December 15, 2000 between the Company and the Consultant (the "Consulting Agreement"). The current fair market value of each Share as determined by the Company's Board of Directors is Two Dollars ($2.00).

         2.2 Investment Representations.

         (a) The Consultant hereby represents and warrants that the Consultant is acquiring the Shares for the Consultant's own account as an investment only and not with a view toward the sale or distribution thereof in violation of the United States Securities Act of 1933, as amended (the "Securities Act"), or any rule or regulation under the Securities Act.

         (b) The Consultant has had such opportunity as he has deemed adequate to obtain from representatives of the Company such information as is necessary to permit him to evaluate the merits and risks of his investment in the Company.

         (c) The Consultant has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

         (d) The Consultant can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

         (e) The Consultant understands that (i) the Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act; (ii) the Shares cannot be sold, transferred or otherwise disposed of unless such Shares are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) the exemption from registration under Rule 144 is not available and will not become available unless a public market then exists for the Ordinary Shares, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and
(iv) there is no registration statement currently on file with the United States Securities and Exchange Commission with respect to any Ordinary Shares or other securities of the Company and the Company has no obligation to register the Shares under the Securities Act.


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                                    SECTION 3

                                     VESTING

         3.1 Vesting Schedule. The Shares held by the Consultant will vest ratably to the extent of Twenty Thousand (20,000) of the Shares awarded hereby on each of the first, second and third anniversaries of the date of this Agreement provided that Consultant is in compliance with the terms of this Agreement and the Consulting Agreement. Notwithstanding the foregoing, in the event of the closing of a Sale of the Company at a time when the Consultant is in compliance with the terms of this Agreement and the Consulting Agreement, all of the Shares shall be deemed to have been fully vested immediately prior to such closing.

         3.2 Forfeiture Upon Failure to Vest. Any Shares that do not vest as of the applicable date shall thereupon be deemed for all purposes to have been forfeited as of such date, and the Consultant shall have no further rights with respect thereto. All forfeited Shares shall be deemed to have been transferred to and redeemed by the Company without the need for any payment to the Consultant or any action by the Company or any other Person as of the date of such forfeiture, and the Consultant shall, immediately upon the request of the Company, deliver to the Company all certificates evidencing such forfeited Shares, duly endorsed for transfer to the Company or its designee.

                                    SECTION 4

                          REPRESENTATIONS AND COVENANTS

         4.1. Confidentiality. During the course of his engagement with the Company, Consultant may have access to, learn of, or participate in the development of the Company's confidential information or confidential information entrusted to the Company by other persons, corporations, or firms. The Company's confidential information includes matters not generally known outside of the Company, such as know-how, trade secrets, experimentation, research and developments relating to existing and future products and services to be or being marketed or used by the Company (whether or not such products or services are actually realized or pursued by the Company), and also any information which gives the Company a competitive advantage including, without limitation, data relating to the financing or general business operations of the Company (e.g., sales, costs, profits, organizations, customer lists, pricing methods, etc.). Confidential information shall not include information that may be demonstrated by Consultant to have been known by Consultant prior to his engagement with the Company or which is otherwise disclosed to the Consultant by a third party who is not under any confidentiality obligation prohibiting disclosure. Consultant agrees to hold such information as strictly confidential and not disclose any such confidential information to any person, corporation or firm except for such of Consultant's agents, representatives and employees who are subject to written confidentiality agreements containing substantially the same terms as are contained herein and who have a need to know such information solely in connection with the services rendered by the Consultant on behalf of the Company. Consultant further agrees not to make use of such confidential information except on the Company's behalf whether or not such information is produced by his own efforts. These restrictions shall apply to all such information whether


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written, oral, magnetic, optical or in some other form. Consultant understands and agrees that his confidentiality obligations under this Section 4 shall continue both during his engagement and after termination of his engagement until such confidential information becomes generally available to the public through legitimate means. It is understood and agreed that specific information which Consultant may receive, observe, perceive, create, develop or learn while a consultant to the Company shall not be deemed to be generally available to the public merely because such specific information is embraced by more general information which is generally available to the public.

         4.2 Return of Information. At the end of his engagement or at any time upon the request of the Company, Consultant agrees to deliver to the Company all records, drawings, notebooks, documents, computer disks and tapes and other data in any and all forms (without retaining copies) which pertain to the Company's confidential information (whether prepared by Consultant or others), and also to return to the Company any equipment, tools, computers or other devices owned by the Company and in his possession. Consultant agrees that the above documents, data and devices are the exclusive property of the Company and shall not be copied or removed from the Company premises except in the pursuit of the business of the Company.

         4.3 Representations and Other Covenants.

         (a) Consultant will not disclose to the Company, or induce the Company to use, any confidential information of other persons, corporations, or firms including his present or former employers (if any) except for such disclosure as may be permitted by such Persons.

         (b) Consultant represents that he has not been debarred nor received notice of any action or threat with respect to its debarment under the provisions of the Generic Drug Enforcement Act of 1992, 21 U.S.C. Section 335(a). Consultant agrees promptly to notify the Company upon receipt of any such notice and further agrees, upon the Company's request, to provide a separate written certification, on a form provided by the Company, to this effect.

         (c) Consultant agrees and covenants that, as a condition to the issuance and vesting of the Shares awarded hereby, Consultant will, for a period to extend not longer than 180 days after the effective date of an underwritten public offering of the Company's equity securities, execute and deliver to the Company in connection with the Company's corporate financing activities, such documents as the Company may reasonably request from holders of Ordinary Shares, including without limitation, a joinder to the Amended and Restated Stockholders' Agreement dated as of August 6, 1999 by and among the persons named therein or such other documents which may subsequently amend, replace or substitute for the Stockholders' Agreement.

                                    SECTION 5

                                  MISCELLANEOUS

         5.1 Adjustments for Share Splits, Share Dividends, etc. If from time to time during the term of this Agreement there is any share split-up, share dividend, share distribution or other reclassification of the Ordinary Shares, any and all new, substituted or additional securities to


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which the Consultant is entitled by reason of his ownership of the Shares shall be immediately subject to the provisions of this Agreement in the same manner and to the same extent as the Shares.

         5.2 Tax Issues. The issuance of the Shares to the Consultant pursuant to this Agreement involves complex and substantial tax considerations, including, without limitation, consideration of an election BY THE CONSULTANT under Section 83(b) of the UNITED sTATES Internal Revenue Code. THE CONSULTANT IS URGED TO CONSULT HIS OWN TAX ADVISOR WITH RESPECT TO THE TRANSACTIONS DESCRIBED IN THIS AGREEMENT. THE COMPANY MAKES NO WARRANTIES OR REPRESENTATIONS WHATSOEVER TO THE CONSULTANT REGARDING THE TAX CONSEQUENCES OF THE CONSULTANT'S PURCHASE OF THE SHARES OR THIS AGREEMENT.

         5.3 Independent Contractor. Consultant acknowledges that he is a consultant to the Company, and not an employee, partner, joint venturer or agent of the Company or any of its subsidiaries. Nothing in this Agreement shall render Consultant an employee, partner, joint venturer or agent of the Company or any of its subsidiaries, nor authorize or empower Consultant to speak for, represent or obligate the Company or any of its subsidiaries in any way.

         5.4 Transferees. Each and every transferee or assignee of any Shares from the Consultant (other than pursuant to a Sale of the Company) shall be bound by and subject to all the terms and conditions of this Agreement on the same basis as the Consultant is bound. So long as this Agreement is in effect, the Company shall require as a condition precedent to the transfer of any Shares by the Consultant that the transferee agrees in writing to be bound by, and subject to, the terms and conditions of this Agreement and to ensure that such transferees' transferees shall be likewise bound.

         5.5 Legends. The Company and Consultant agree that, so long as this Agreement is in effect, the certificate representing the Shares will be stamped or otherwise imprinted with legends substantially in the following form:

         THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AGREEMENTS, COVENANTS AND RESTRICTIONS PROVIDED IN A STOCK RESTRICTION AGREEMENT DATED DECEMBER 15, 2000, AS AMENDED FROM TIME TO TIME, BETWEEN NOVIRIO PHARMACEUTICALS LIMITED AND THE HOLDER OF THIS CERTIFICATE.

         THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AGREEMENTS, COVENANTS AND RESTRICTIONS IN REGARD TO THE VOTING OF SUCH SHARES AND THEIR TRANSFER, AS PROVIDED IN THE PROVISIONS OF AN AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT DATED AS OF AUGUST 6, 1999 BY AND AMONG THE COMPANY AND THE SHAREHOLDERS NAMED THEREIN, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE COMPANY.


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         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

         5.6 Remedies.

         (a) The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have at law or in equity.

         (b) Without limitation of the foregoing, the parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or were otherwise breached, and that money damages are an inadequate remedy for breach of the Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its term or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement, such remedy being in addition to and not in lieu of any other rights and remedies to which the other party is entitled at law or in equity.

         (c) Except where a time period is otherwise specified, no delay on the part of any party in the exercise of any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any exercise or partial exercise of any such right, power, privilege or remedy preclude any further exercise thereof or the exercise of any right, power, privilege or remedy.

         5.7 Waivers and Amendments. The rights and obligations of the Company and the rights and obligations of the Consultant under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) or amended only with the written consent of the Chief Executive Officer of the Company and the Consultant.

         5.8 Governing Law. This Agreement shall be governed by and construed under the laws of the Commonwealth of Massachusetts (without giving effect to any conflicts or choice of law provisions thereof that would cause the application of the domestic substantive laws of any other jurisdiction).

         5.9 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.


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         5.10 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, with respect thereto. Without limiting the foregoing, the Consultant agrees that the provisions of this Agreement fulfill all obligations that the Company may have to issue to the Consultant shares, options or other equity interests in the Company or any of its subsidiaries.

         5.11 Notices. Any and all notices provided for in this Agreement shall be addressed: (i) if to the Company, to the principal executive office of the Company; and (ii) if to the Consultant, to the address of the Consultant set forth on the first page of this Agreement. Notices shall be deemed delivered upon the earlier to occur of (i) receipt by the party to whom such notice is directed; (ii) if sent by facsimile machine, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) such notice is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 2:00 p.m. Eastern Standard Time and, if sent after 2:00 p.m. Eastern Standard Time, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) after which such notice is sent;
(iii) on the first business day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the commercial carrier if sent by commercial overnight delivery service; or (iv) the fifth day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following deposit thereof with the U.S. Postal Service as aforesaid. Each party, by notice duly given in accordance herewith, may specify a different address for the giving of any notice hereunder.

         5.12 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and each provision of this Agreement shall be enforced to the fullest extent permitted by law.

         5.13 No Third Party Beneficiaries. There are no third party beneficiaries of this Agreement.

         5.14 Duration. This Agreement shall be valid and continue in full force and effect until the earlier of (i) the vesting of all of the Shares in accordance with Section 3 hereof or (ii) the consummation of a Sale of the Company or if later, the 181st day after the effective date of an underwritten public offering of the Company's equity securities.

         5.15 Securities Act Exemption. The Company and the Consultant agree that this Agreement constitutes "a written contract relating to the compensation" of the Consultant within the meaning of Rule 701 under the Securities Act.

         5.16 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         5.17 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together constitute one agreement.

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         IN WITNESS WHEREOF, the Company and the Consultant have executed this
Agreement as of the day and year first written above.



                                       NOVIRIO PHARMACEUTICALS LIMITED


                                       By: /s/ Jean-Pierre Sommadossi
                                          --------------------------------------
                                          Jean-Pierre Sommadossi, Ph.D.
                                          Chief Executive Officer & Chairman


                                       CONSULTANT:

                                        /s/ Paul A. Brooke
                                       -----------------------------------------
                                           Paul A. Brooke


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